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                                                                   EXHIBIT 23.01

                               CONSENT OF COUNSEL

  I hereby consent to the reference to myself under the caption "Legal Matters" in the Prospectus.

                                          RAYMOND L. RIDGE, ESQ.

Newport Beach, California

August 15, 1995

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